SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ProLogis

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Organization)	74-2604728 (I.R.S. Employer Identification No.)

14100 E. 35th Place Aurora, Colorado (Address of Principal Executive Offices)	80011 (Zip Code)

If this form related to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑	If this form related to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-105717; 333-79813

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.

     A complete description of the Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (the “Series F Preferred Shares”), which are to be registered hereunder is contained under the caption “Description of the Series F Preferred Shares” in the Prospectus Supplement dated October 31, 2003 to the Prospectus dated July 28, 2003, forming a part of the Form S-3 Registration Statements (File Nos. 333-105717 and 333-79813) (the “Registration Statements”) of ProLogis, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Item 2. Exhibits.

     The following exhibits are filed herewith and with the New York Stock Exchange, Inc.

Exhibit
Number	Exhibit

4.1	Articles of Amendment and Restatement of ProLogis (Incorporated by reference to Exhibit 3.1 to ProLogis’ Form 10-Q for the period ending June 30, 1999)

4.2	Amendment to Articles of Amendment and Restatement of ProLogis (Incorporated by reference to exhibit 99.1 to ProLogis’ Form 8-K dated May 30, 2002)

4.3	Amended and Restated Bylaws of ProLogis (Incorporated by reference to Exhibit 3.2 to ProLogis’ Form 10-Q for the period ending June 30, 1999)

4.4	Rights Agreement, dated as of December 31, 1993, between ProLogis and State Street Bank and Trust Company, as Rights Agent, including form of Rights Certificate (Incorporated by reference to exhibit 4.4 to ProLogis’ registration statement No. 33-78080)

4.5	First Amendment to Rights Amendment, dated as of February 15, 1995, between ProLogis, State Street Bank and Trust Company and The First National Bank of Boston, as successor Rights Agent (Incorporated by reference to exhibit 3.1 to ProLogis’ Form 10-Q for the quarter ended September 30, 1995)

4.6	Second Amendment to Rights Agreement, dated as of June 22, 1995, between ProLogis, State Street Bank and Trust Company and The First National Bank of Boston (Incorporated by reference to Exhibit 3.1 to ProLogis’ Form 10-Q for the quarter ended September 30, 1995)

4.7	Third Amendment to Rights Agreement, dated October 11, 2001, among ProLogis, Fleet National Bank and EquiServe Trust Company, N.A. (Incorporated by reference to exhibit 4.1 to ProLogis’ Form 10-Q for the quarter ended September 30, 2001)

4.8	Fourth Amendment to Rights Agreement, dated as September 26, 2002, among ProLogis and EquiServe Trust Company, N.A. (Incorporated by reference to exhibit 4.5 to ProLogis’ Form 10-K for the year ended December 31, 2002)

4.9	Form of share certificate for Common Shares of Beneficial Interest of ProLogis (Incorporated by reference to exhibit 4.4 to ProLogis’ registration statement No. 33-73382)

Exhibit
Number	Exhibit

4.10	Form of share certificates for Series C Cumulative Redeemable Preferred Shares of Beneficial Interest of ProLogis (Incorporated by reference to exhibit 4.8 to ProLogis’ Form 10-K for the year ended December 31, 1996)

4.11	Form of share certificate for Series D Cumulative Redeemable Preferred Shares of Beneficial Interest of ProLogis (Incorporated by reference to exhibit 4.21 to ProLogis’ registration statement No. 333-69001)

4.12	Form of share certificate for Series F Cumulative Redeemable Preferred Shares of Beneficial Interest of ProLogis (Incorporated by reference to exhibit 4.1 to ProLogis’ Form 8-K filed on November 26, 2003)

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PROLOGIS

	By:	/s/ Edward S. Nekritz

Edward S. Nekritz
Managing Director
Dated: November 26, 2003